UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934
Alexza Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0567768

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

1020 East Meadow Circle Palo Alto, California	94303

(Address of Principal Executive Offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following. ☑
Securities Act registration statement number to which the form relates: 333-130644
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

n/a	n/a

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.0001 par value per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
     A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock,” commencing at page 94 of the Prospectus included in the Registrant’s Form S-1 Registration Statement, No. 333-130644, originally filed with the Securities and Exchange Commission on December 22, 2005, as amended (the “Registration Statement”) and is incorporated herein by reference.
Item 2. Exhibits.

Exhibit
Number	Description
3.1*	Restated Certificate of Incorporation, currently in effect
3.2*	Certificate of Correction of Restated Certificate of Incorporation, currently in effect
3.3*	Certificate of Amendment to the Restated Certificate of Incorporation, currently in effect
3.4*	Form of Certificate of Amendment of Restated Certificate of Incorporation
3.5*	Form of Restated Certificate of Incorporation to be effective upon the closing of the offering
3.6*	Amended and Restated Bylaws, currently in effect
3.7*	Form of Amended and Restated Bylaws to be effective upon the closing of the offering
4.1*	Specimen Common Stock Certificate
4.2*	Second Amended and Restated Investors’ Rights Agreement between Registrant and certain holders of Preferred Stock dated November 5, 2004

* Filed as an exhibit to the Registration Statement and incorporated herein by reference.

2.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Alexza Pharmaceuticals, Inc.
(Registrant)

Date: February 23, 2006	By:	/s/ Thomas B. King
Thomas B. King
President and Chief Executive Officer

3.